PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

MYCOTOPIA INC.
18851 NE 29th Avenue,  Suite 700
Aventura, Florida 33180

SPECIAL MEETING OF STOCKHOLDERS
[__], 2022
YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [__], 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and Proxy Statement, dated [    ], 2022, in connection with the special meeting in lieu of annual meeting of stockholders of IG Acquisition Corp. (the “Company”) and at any adjournments thereof (the “Meeting”) to be held at 10:00 a.m. Eastern Time on [__], 2022 as a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints [ ], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 (IF PRESENTED) CONSTITUTING THE BUSINESS COMBINATION PROPOSAL, THE MERGER RELATED COMPENSATION PROPOSAL, AND THE ADJOURNMENT PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)
Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held on [__], 2022:

___.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3, IF PRESENTED.	Please mark ☒ votes as indicated in this example
Proposal 1 – BUSINESS COMBINATION PROPOSAL	FOR	AGAINST	ABSTAIN
To approve the Business Combination contemplated under Merger Agreement, dated as of May 17, 2022, by and among PSLY, Mycotopia, and Ei., and the transactions contemplated thereby.	☐	☐	☐
Proposal 2 – MERGER-RELATED COMPENSATION PROPOSAL	FOR	AGAINST	ABSTAIN

That the compensation that may be paid or become payable to the named executive officers of Mycotopia in connection with or as a result of the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed in the section entitled “The Merger – Interests of Certain Mycotopia Directors and Executive Officers in the Merger – Certain Compensation for Mycotopia Named Executive Officers,” and the related table and narrative, as set forth in the Proxy/S-4 Registration Statement, on an advisory basis.

	☐	☐	☐
Proposal 3 – Adjournment Proposal	FOR	AGAINST	ABSTAIN

Adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1.

	☐	☐	☐

Date:  , 2022

Signature

Signature (if held jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVESIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 (IF PRESENTED). THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.